Exhibit 99.3

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 have been derived from the historical consolidated financial statements of Kosmos Energy Ltd. (together with its subsidiaries, “Kosmos” or the “Company”) and Anadarko WCTP Company (“AWC”), as adjusted to give effect to the acquisition of 100% of the outstanding equity interests in Anadarko WCTP Company (“AWC”) by the Company (the “Acquisition”). In consideration for the Acquisition, Kosmos paid $455.9 million in cash based on an initial price of $550.6 million reduced by certain purchase price adjustments totaling $94.7 million in October 2021 initially funded through the issuance of $400.0 million of debt financing, borrowings under Kosmos' commercial debt facility (the “Facility”) and cash on hand. Kosmos expects to refinance such debt financing and repay outstanding borrowings under the Facility through future debt financing and the issuance of $101.3 million of Kosmos’ common stock (collectively, the “Transactions”). The Unaudited Pro forma Condensed Combined Financial Information is intended to reflect the estimated impact of the Transactions on the Company on a pro forma basis as of and for the periods indicated.

The Unaudited Pro forma Condensed Combined Financial Information has been prepared by the Company using the asset acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Subtopic 805-50-25. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed from the Acquisition are based on an allocation of the purchase price utilizing a preliminary estimate of the relative fair values using assumptions described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information that the Company believes are reasonable.

The final determination on utilizing the asset acquisition method of accounting and related final purchase price allocation for the Transactions will be finalized as soon as practicable after the closing of the Acquisition and will depend on final asset and liability valuations, which may depend in part on prevailing market rates and conditions. These final valuations will be based on the actual net tangible and intangible assets that exist as of the closing of the Acquisition. Any final adjustments may change the allocations of the purchase price, which could affect the purchase price allocated to the assets acquired and liabilities assumed and could result in a change to the Unaudited Pro Forma Condensed Combined Financial Information. Therefore, the result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

The following Unaudited Pro Forma Condensed Combined Financial Information is based on, and should be read in conjunction with:

•	The historical audited consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) on February 23, 2021;

•	The historical unaudited condensed consolidated interim financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its quarterly reports on Form 10-Q for the three months ended March 31, 2021 and for the six months ended June 30, 2021, as filed with the SEC on May 10, 2021 and August 9, 2021, respectively;

•	The audited statements of revenues and direct operating expenses for the oil and gas assets of Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. for the years ended December 31, 2020 and 2019 (included as Exhibits 99.1 to the Current Report on Form 8-K of which this financial information forms an exhibit); and,

•	The unaudited statements of revenues and direct operating expenses for the oil and gas assets of Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. for the six months ended June 30, 2021 and 2020 (included as Exhibits 99.2 to the Current Report on Form 8-K of which this financial information forms an exhibit).

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the Transactions as if they had been consummated on June 30, 2021 and includes pro forma adjustments for the allocation of purchase price based on preliminary valuations by management of certain tangible and intangible assets.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020 combines the Company’s historical results for the year ended December 31, 2020 with Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd.’s historical carve out results for the year ended December 31, 2020 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2021 combines the Company’s historical results for the six months ended June 30, 2021 with Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd.’s historical carve out results for the six months ended June 30, 2021. The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the Transactions as if they had been consummated on January 1, 2020.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared to reflect adjustments to the Company’s historical consolidated financial information that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results. The differences between the actual valuations reflected in the Company’s future balance sheets and the current estimated valuations used in preparing the Unaudited Pro Forma Condensed Combined Financial Information may be material and may affect amounts, including depletion, depreciation and amortization expense, which the Company will recognize in its statement of operations following the Acquisition.

The Unaudited Pro Forma Condensed Combined Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Transactions had occurred on the dates indicated or that may be achieved in future periods. The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the financial statements of the Company and Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to combining the companies or costs to integrate the business or the impact of any non-recurring activity and any one-time transaction related costs. Synergies and integration costs have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2021

(In thousands, except share data)

	Kosmos Historical	Transaction Accounting Adjustments		Pro Forma Combined Company
Assets
Current assets:
Cash and cash equivalents	$149,550	$—		$149,550
Restricted cash	43,208	—		43,208
Receivables:
Joint interest billings, net	25,085	—		25,085
Oil sales	56,891	—		56,891
Other	7,447	13,400	(E)	20,847
Inventories	134,942	21,444	(E)	156,386
Prepaid expenses and other	26,343	5,133	(E)	31,476
Derivatives	—	—		—
Total current assets	443,466	39,977		483,443

Property and equipment:
Oil and gas properties, net	3,366,800	695,366	(A)	4,062,166
Other property, net	7,843	—		7,843
Property and equipment, net	3,374,643	695,366		4,070,009

Other assets:
Restricted cash	305	—		305
Long-term receivables - joint interest billings	160,017	—		160,017
Deferred financing costs, net of accumulated amortization	2,398	—		2,398
Derivatives	—	—		—
Other	22,443	—		22,443
Total assets	$4,003,272	$735,343		$4,738,615

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$272,588	$35,459	(E)	$308,047
Accrued liabilities	222,946	—		222,946
Interest payable	—	—		—
Current maturities of long-term debt	22,500	—		22,500
Derivatives	127,255	—		127,255
Total current liabilities	645,289	35,459		680,748

Long-term liabilities:
Long-term debt, net	2,223,912	364,600	(B)	2,588,512
Derivatives	19,379	—		19,379
Asset retirement obligations	257,164	25,203	(D)	282,367
Deferred tax liabilities	504,135	199,913	(F)	704,048
Other long-term liabilities	46,151	12,462	(E)	58,613
Total long-term liabilities	3,050,741	602,178		3,652,919

Shareholders’ equity:
Preference shares, $0.01 par value; 200,000,000 authorized shares; zero issued at June 30, 2021	—	—		—
Common shares, $0.01 par value; 2,000,000,000 authorized shares; 452,665,754 issued at June 30, 2021	4,527	375	(C)	4,902
Additional paid-in capital	2,322,233	97,331	(C)	2,419,564
Accumulated deficit	(1,782,511)	—		(1,782,511)
Treasury stock, at cost, 44,263,269 at June 30, 2021	(237,007)	—		(237,007)
Total shareholders’ equity	307,242	97,706		404,948
Total liabilities and shareholders’ equity	$4,003,272	$735,343		$4,738,615

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands, except share data)

	Kosmos Historical	Anadarko WCTP Company		Transaction Accounting Adjustments		Pro Forma Combined Company
Revenues and other income:
Oil and gas revenue	$804,033	$299,917	(E)	$—		$1,103,950
Gain on sale of assets	92,163	—		—		92,163
Other income, net	2	—		—		2

Total revenues and other income	896,198	299,917		—		1,196,115

Costs and expenses:
Oil and gas production	338,477	80,807	(E)	26,180	(F)	445,464
Facilities insurance modifications, net	13,161	5,099	(E)	—		18,260
Exploration expenses	84,616	—		—		84,616
General and administrative	72,142	—		—		72,142
Depletion, depreciation and amortization	485,862	—		124,567	(A)	610,429
Impairment of long-lived assets	153,959	—		—		153,959
Interest and other financing costs, net	109,794	—		29,915	(B)	139,709
Derivatives, net	17,180	—		—		17,180
Other expenses, net	37,802	—		—		37,802

Total costs and expenses	1,312,993	85,906		180,662		1,579,561

Income (loss) before income taxes	(416,795)	214,011		(180,662)		(383,446)
Income tax expense (benefit)	(5,209)	74,904	(C)	(52,762)	(C)	16,933

Net Income (loss)	$(411,586)	$139,107		$(127,900)		$(430,379)
Net Income (loss) per share:
Basic	$(1.02)					$(0.97)
Diluted	$(1.02)					$(0.97)
Weighted average number of shares used to compute net loss per share:
Basic	405,212			37,500	(D)	442,712
Diluted	405,212			37,500	(D)	442,712

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(In thousands, except share data)

	Kosmos Historical	Anadarko WCTP Company		Transaction Accounting Adjustments		Pro Forma Combined Company
Revenues and other income:
Oil and gas revenue	$560,519	$154,123	(E)	$—		$714,642
Gain on sale of assets	26	—		—		26
Other income, net	144	—		—		144

Total revenues and other income	560,689	154,123		—		714,812

Costs and expenses:
Oil and gas production	161,555	28,099	(E)	13,057	(F)	202,711
Facilities insurance modifications, net	1,941	1,288	(E)	—		3,229
Exploration expenses	17,470	—		—		17,470
General and administrative	44,169	—		—		44,169
Depletion, depreciation and amortization	227,702	—		59,141	(A)	286,843
Impairment of long-lived assets	—	—		—		—
Interest and other financing costs, net	63,854	—		14,957	(B)	78,811
Derivatives, net	214,382	—		—		214,382
Other expenses, net	809	—		—		809

Total costs and expenses	731,882	29,387		87,155		848,424

Income (loss) before income taxes	(171,193)	124,736		(87,155)		(133,612)
Income tax expense (benefit)	(23,238)	43,657	(C)	(25,269)	(C)	(4,850)

Net Income (loss)	$(147,955)	$81,079		$(61,886)		$(128,762)
Net Income (loss) per share:
Basic	$(0.36)					$(0.29)
Diluted	$(0.36)					$(0.29)
Weighted average number of shares used to compute net loss per share:
Basic	409,828			37,500	(D)	447,328
Diluted	409,828			37,500	(D)	447,328

See accompanying notes.

KOSMOS ENERGY LTD. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of Transaction

In October 2021, Kosmos Energy Ltd. entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Anadarko Offshore Holding Company, LLC, a subsidiary of Occidental Petroleum Corporation (the seller under the Purchase Agreement, the “Seller”) to acquire (the “Acquisition”) 100% of the outstanding equity interests in Anadarko WCTP Company (“AWC”) which owns a participating interest in the West Cape Three Points Block and Deepwater Tano Block offshore Ghana, which includes an 18.0% participating interest in the Jubilee Unit Area and an 11.1% participating interest in the TEN fields. The Acquisition closed concurrently in October 2021. In consideration for the Acquisition, Kosmos paid $455.9 million in cash based on an initial purchase price of $550.6 million reduced by certain purchase price adjustments totaling $94.7 million. Kosmos initially funded the purchase price through the issuance of $400.0 million of debt financing, borrowings under Kosmos' Facility and cash on hand. Kosmos expects to refinance such debt financing and repay outstanding borrowings under the Facility through future debt financing and the issuance of $101.3 million of Kosmos’ common stock. Under the Deepwater Tano Block Joint Operating Agreement, certain joint venture partners have pre-emption rights with respect to the Target Assets that, if fully exercised, could reduce our ultimate interest in the Jubilee Unit Area by 3.8% to 38.3%, and our ultimate interest in the TEN fields by 8.3% to 19.8%. This right is exercisable for a 30-day period after we deliver a specified notice upon signing of the Share Purchase Agreement. The information set forth below assumes that no Pre-Emption Rights with respect to the acquired assets have been exercised.

Note 2. Basis of Presentation

The following Unaudited Pro Forma Condensed Combined Financial Information reflect the consolidated historical results of the Company and AWC, on a pro forma basis to give effect to the Acquisition, the issuance of $400.0 million of debt financing, borrowings under the Facility and the issuance of $101.3 million Kosmos’ common stock, as if they had occurred on June 30, 2021 in the Unaudited Pro Forma Condensed Combined Balance Sheet, and on January 1, 2020 in the Unaudited Pro Forma Condensed Combined Statement of Operations. The information set forth below assumes that no Pre-Emption Rights with respect to the acquired assets have been exercised.

The Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations as of and for the six months ended June 30, 2021, respectively, were derived from Kosmos’ unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021 and from the unaudited statements of revenues and direct operating expenses for the oil and gas assets of Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. for the six months ended June 30, 2021.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020 was derived from Kosmos’ audited consolidated statement of operations for the year ended December 31, 2020 and from the audited statements of revenues and direct operating expenses for the oil and gas assets of Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. for the year ended December 31, 2020.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The Unaudited Pro forma Condensed Combined Financial Information has been prepared by the Company by accounting for the transaction as an asset acquisition under Accounting Standards Codification (“ASC”) Subtopic 805-50, by allocating the cost of the acquisition to the assets acquired and liabilities assumed based on their relative fair values. The fair value of identifiable assets acquired and liabilities assumed from the Acquisition are based on a preliminary estimate of fair value using assumptions described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information that the Company believes are reasonable.

The final purchase price allocation for the Transactions will be performed prior to the Company’s issuance of its financial statements after closing the Acquisition, expected to be for the year ended December 31, 2021. These final valuations will be based on the actual net assets that exist as of the closing of the Acquisition. Any final adjustments may change the allocations of the purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the Unaudited Pro Forma Condensed Combined Financial Information. Therefore, the result of the final purchase price allocation could be materially different from the preliminary allocation set forth herein.

The Unaudited Pro Forma Condensed Combined Financial Information reflect events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Condensed Combined Financial Information are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses that may be necessary to run the Company following the Transactions. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the described transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated and combined financial statements.

The Unaudited Pro Forma Condensed Combined Financial Information are provided for illustrative purposes only and are not intended to represent or be indicative of the results of operations or financial position of the combined company that would have been recorded had the Transactions been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The Unaudited Pro Forma Condensed Combined Financial Information do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s financial statements and related notes included on Form 10-K and Form 10-Qs filed on February 23, 2021, May 10, 2021 and August 9, 2021, respectively and the statements of revenues and direct operating expenses for the oil and gas assets of Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd. and accompanying notes included as Exhibits 99.1 and 99.2 to the Current Report on Form 8-K of which this financial information forms an exhibit.

Note 3. Preliminary Purchase Price Allocation

The aggregate purchase price for the AWC acquisition consisted of $455.9 million in cash based on an initial purchase price of $550.6 million reduced by certain purchase price adjustments totaling $94.7 million. Additionally, we expect to incur approximately $6.0 million of acquisition related costs which will be capitalized as part of the purchase price.

The preliminary purchase price allocation of the Acquisition under the asset acquisition method of accounting is shown below. The final purchase price allocation will be determined when the Company has completed the valuations and necessary calculations subsequent to the Acquisition. The final purchase price allocation will likely differ from these estimates and could differ materially from the preliminary allocation used in the pro forma adjustments.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Preliminary Purchase Price Allocation (in thousands)
Fair value of assets acquired:
Proved oil and gas properties	$695,366
Accounts receivable and other	39,557

Total assets acquired	734,923

Fair value of liabilities assumed:
Asset retirement obligations	$25,203
Accounts payable and accrued liabilities	47,921
Deferred tax liabilities	199,913

Total liabilities acquired	273,037

Cash consideration paid	455,886
Transaction related costs	6,000
Total purchase price	$461,886

(in thousands)
Sources of funds:
Issuance of additional shares, net of issue costs	$97,706
Debt financing, net of fees	390,430
Repayments under the Facility	(26,250)
Total Sources of funds	$461,886
Uses of funds:
Cash paid to seller at closing	$455,886
Transaction related costs	6,000
Total uses of funds	$461,886

Note 4. Pro Forma Balance Sheet Adjustments

A.	Represents the impact of the preliminary purchase price allocation on proved properties.

B.	Represents an increase of $400.0 million attributable to the issuance of debt financing net of debt issue costs, $75.0 million of borrowings under the Company’s Facility, and repayments of $101.3 million from the issuance of $101.3 million of Kosmos’ common stock. The Company expects to initially fund the debt financing portion of the purchase price with a short-term loan which we expect to replace with long-term debt financing before maturity.

C.	Represents an increase to Common shares and Additional paid in capital net of issuance costs to reflect the issuance of 37,500,000 Kosmos common shares as part of the purchase price, based on an estimated share price of $3.00, adjusted for estimated discount at issuance.

D.	Represents our preliminary estimated asset retirement obligation attributable to the assets acquired.

E.	Represents preliminary adjustment to acquired working capital.

F.	Represents our estimated deferred tax liability based upon the preliminary purchase price.

Note 5. Pro Forma Statement of Operations Adjustments

A.	Reflects an increase in depletion and depreciation of $121.9 million and $57.7 million for the year ended December 31, 2020 and six months ended June 30, 2021, respectively, attributable to the relative fair value allocation to oil and gas properties and an increase and decrease to accretion expense of $2.6 million and $1.4 million for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively, attributable to the preliminary purchase price adjustment and the associated accretion related to asset retirement obligations.

B.	Reflects interest expense incurred on additional $400.0 million debt financing. We utilized the effective interest rate of our Senior Notes issued in May 2021 of 7.73% to estimate the impact on interest expense on the additional debt financing. The adjustment reflects an increase in interest expense of $29.9 million and $15.0 million for the year ended December 31, 2020 and six months ended June 30, 2021, respectively, for the borrowings used to finance the Acquisition. If the effective interest rate increased 0.5%, we would pay an estimated additional $2.0 million of interest per year.

C.	Reflects the impact of applying the statutory tax rate of 35% in Ghana and 21% in the United States for the year ended December 31, 2020 and for the six months ended June 30, 2021 to the pro forma adjustments.

D.	Pro forma basic and diluted net loss per share was calculated by dividing pro forma net loss by the weighted average shares of Kosmos common stock, adjusted for the issuance of 37,500,000 Kosmos common shares in connection with the Acquisition, as if such shares were issued and outstanding on January 1, 2020.

E.	Financial information presented in the Anadarko WCTP Company columns in the Unaudited Pro Forma Condensed Combined Statement of Operations represents the historical carve out statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021, respectively. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the statements of revenues and direct operating expenses for the oil and gas assets of Anadarko WCTP Company sold to Kosmos Energy Ghana Holdings Limited, a wholly-owned subsidiary of Kosmos Energy Ltd.

Represents reclassification of “Oil and gas production” of $5.1 million and $1.3 million for the year ended December 31, 2020 and for the six months ended June 30, 2021, respectively to “Facilities insurance modifications, net” to conform to the historical presentation in the Company’s consolidated financial statements.

F.	Reflects increase in “Oil and gas production” of $26.2 million and $13.1 million for the year ended December 31, 2020 and six months ended June 30, 2021, respectively, after application of Kosmos’ historical accounting for certain recurring operational expenses.

Note 6. Pro Forma Supplemental Oil and Natural Gas Reserve Information

The following tables set forth certain unaudited pro forma information concerning the Company’s proved oil and natural gas reserves for the year ended December 31, 2020, giving effect to the Acquisition as if it had occurred on January 1, 2020. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future. The estimates of reserves, and the standardized measure of future net cash flow, shown below, reflects the Company’s development plan for such properties. The following reserve data represent estimates only and should not be construed as being precise.

	Kosmos Historical			Acquired Assets			Pro Forma Combined Company
	Oil	Natural Gas	Total	Oil	Natural Gas	Total	Total
	(MMBbl)	(Bcf)	(MMBoe)	(MMBbl)	(Bcf)	(MMBoe)	(MMBoe)
Net proved developed and undeveloped reserves at December 31, 2019	154	92	169	63	30	68	237
Extensions and discoveries	-	600	100	-	-	-	100
Production	(21)	(6)	(22)	(7)	-	(7)	(29)
Revision in estimate	(6)	(617)	(109)	(7)	(9)	(8)	(117)
Purchases of minerals-in-place	-	-	-	-	-	-	-
Net proved developed and undeveloped reserves at December 31, 2020(1)	127	69	139	49	21	53	192
Proved developed reserves
December 31, 2020	79	60	89	19	16	22	111
Proved undeveloped reserves
December 31, 2020	48	10	50	30	5	31	81

(1)	The sum of proved developed reserves and proved undeveloped reserves may not add to net proved developed and undeveloped reserves as a result of rounding.

Standardized Measure of Discounted Future Net Cash Flows

Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2020, giving effect to the Acquisition. The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2020 are based on the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period.

Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. All wellhead prices are held flat over the forecast period for all reserve categories. The estimated future net cash flows are then discounted at a rate of 10%.

	Kosmos Historical	Acquired Assets	Pro Forma Combined
At December 31, 2020		(in millions)
Future cash inflows	$5,021	$2,005	$7,026
Future production costs	(2,023)	(838)	(2,861)
Future development costs	(1,423)	(547)	(1,983)
Future tax expenses	(389)	(188)	(577)
Future net cash flows	$1,186	$432	$1,605
10% annual discount for estimating timing of cash flows	(222)	(160)	(382)
Standardized measure of discounted future net cash flows	$964	$272	$1,223

In the foregoing determination of future cash inflows, sales prices used for gas and oil for December 31, 2020 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. Future costs of developing and producing the proved gas and oil reserves reported at the end of each year shown were based on costs determined at each such year-end, assuming the continuation of existing economic conditions.

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

Changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	Kosmos Historical	Acquired Assets	Pro Forma Combined
Balance at December 31, 2019	$2,819	$1,013	$3,819
Purchase of minerals in place	-	-	-
Sales and transfers 2020	(466)	(144)	(610)
Extensions and discoveries	80	-	80
Net changes in prices and costs	(2,395)	(918)	(3,313)
Previously estimated development costs incurred during the period	203	29	233
Net changes in development costs	(141)	(44)	(185)
Revisions of previous quantity estimates	(24)	(63)	(87)
Net changes in tax expenses	609	323	932
Accretion of discount	382	153	535
Changes in timing and other	(103)	(78)	(181)
Balance at December 31, 2020	$964	$272	$1,223

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.